UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2020
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 6, 2020, Ligand Pharmaceuticals Incorporated (the “Company”) disclosed that its estimated cash and cash equivalents were approximately $735 million and the outstanding principal amount of its 0.75% convertible senior notes due 2023 (the “2023 Notes”) was approximately $516 million, in each case, as of March 31, 2020. These amounts are unaudited and preliminary, and are subject to completion of financial closing procedures. As a result, these amounts may differ from the amounts that will be reflected in Ligand’s financial statements as of and for the quarter ended March 31, 2020.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.
On April 6, 2020, the Company announced that it had repurchased approximately $234.4 million in principal of the 2023 Notes for approximately $203.8 million in cash, including accrued interest of $0.6 million, during the quarter ended March 31, 2020. After the repurchases, approximately $516 million in principal amount of the 2023 Notes remain outstanding. The Company may continue to use cash on hand to repurchase additional 2023 Notes through open-market transactions, including by entering into a Rule 10b5-1 trading plan to facilitate open-market repurchases, or otherwise, from time to time. The timing and amount of repurchase transactions will be determined by the Company’s management based on its evaluation of market conditions, trading price of the 2023 Notes, legal requirements and other factors.

In connection with the repurchases of 2023 Notes repurchased during the quarter ended March 31, 2020, the Company expects to enter into amendments to the bond hedge transaction confirmations entered into in connection with the issuance of the 2023 Notes to provide for the options thereunder corresponding to such repurchased 2023 Notes to remain outstanding notwithstanding such repurchase.

The Company also announced on April 6, 2020, that it had repurchased approximately 473,000 shares of its common stock for approximately $37 million pursuant to its previously announced $500 million stock repurchase program. As of March 31, 2020, the authorized amount remaining under the share repurchase program was approximately $253.5 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: April 6, 2020	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary